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                                                                    Exhibit 23.6


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-81694) of Titan Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated April 6, 2001, with respect to the consolidated financial statements of Jaycor, Inc.
for the year ended January 31, 2001 included in Titan Corporation's Current Report (Form 8-K/A) filed on February 7, 2002.

                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP

San Diego, California
February 11, 2002